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                                   Exhibit 99.(j)

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



As independent public accountants, we consent to the use of our report dated March 30, 2000 to the Shareholders and Board of Trustees of The Lake Forest Funds and to the reference to our firm in this Post-Effective Amendment #7 to the Registration Statement (Form N-1A), including the Prospectus and the Statement of Additional Information of The Lake Forest Funds.



                                     /s/ McCurdy & Associates CPA's, Inc.
                                     ------------------------------------
                                       McCurdy & Associates CPA's, Inc.

                                       Westlake, Ohio
                                       June 27, 2000